UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    MF Global Holdings Ltd.

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Explanatory Note

MF Global Holdings Ltd. (the “Company”) is filing this Amendment No. 1 to Schedule 14A (this “Amended Filing”) to update the information regarding the beneficial ownership of the Company’s common stock, which is set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management”. For the convenience of the reader, the entire “Security Ownership of Certain Beneficial Owners and Management” section is being re-filed and this new section entirely replaces the information contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 1, 2010 and relating to the Company’s Annual Shareholders’ Meeting to be held on August 12, 2010 (the “2010 Proxy Statement”). The security ownership of certain beneficial owners table is being revised to reflect the Company’s recent public offering of common stock (the “Offering”), as well as the purchases of common stock made by our officers and directors in connection with the Offering, and the beneficial ownership information set forth therein is now as of June 9, 2010. Except for the updates set forth in this section, there are no changes to the 2010 Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 9, 2010, unless otherwise specified, regarding the beneficial ownership of our Common Stock for:

•	each person who is known by us to own beneficially 5% or more of our outstanding Common Stock;

•	each of our directors and each of our named executive officers (unless otherwise indicated, the business address of each such person is 717 Fifth Avenue, New York, New York 10022); and

•	all of our current directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of June 9, 2010 are considered outstanding and beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of our Common Stock shown as beneficially owned by that shareholder. Percentage of beneficial ownership is based on the number of shares of our Common Stock outstanding as of the date of this Proxy Statement, unless otherwise specified. As of June 9, 2010, we had 147,793,154 shares of Common Stock issued and outstanding.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Shares	Percentage
5% Holder:
FMR LLC(2)	13,106,945	8.9%
J.C. Flowers Group(3)	12,000,000	7.5%
Cadian Capital Management, LLC (4)	8,673,534	5.9%
Columbia Wagner Asset Management LP (5)	7,931,500	5.4%
Guardian Life Insurance Company of America (6)	7,462,513	5.0%
Directors and Executive Officers:
David P. Bolger (7)	44,083	*
Alison J. Carnwath (8)	151,500	*
Jon S. Corzine	352,100	*
Bernard W. Dan (9)	142,126	*
Laurie R. Ferber (10)	149,134	*
Eileen S. Fusco (11)	56,270	*
David Gelber (12)	9,861	*
Martin J. Glynn	39,062	*
Edward L. Goldberg (13)	38,535	*
J. Randy MacDonald (14)	383,352	*
Michael K. Roseman	14,000	*
James L. Rowsell (15)	153,393	*
David I. Schamis (16)	12,020,000	7.5%
Robert S. Sloan (17)	15,219	*
All current directors and executive officers as a group (16 persons): (18)	14,332,611	9.0%

*	Represents less than 1%.

(1)	Man Group plc is not included in this beneficial ownership table because all of Man Group’s shares of our Common Stock were subject to a Variable Forward Sale Agreement (the “VFS Agreement”) entered into by Man Group UK Limited. The VFS Agreement obligated Man Group UK Limited to deliver to its counterparty up to an aggregate of 22,252,667 shares of our Common Stock (Man Group UK Limited’s entire ownership stake in us) in four installments beginning on each of the 32nd, 36th, 40th and 44th months after August 13, 2009, with each nearly equal installment spread over a 30 trading day period. The VFS Agreement provided that Man Group UK Limited does not retain any power to vote, or to direct the voting of, these shares pending the ultimate settlement of the VFS Agreement. Accordingly, Man Group plc has disclaimed beneficial ownership of all of these shares pursuant to Rule 13d-4 of the Securities Exchange Act of 1934. This information is based on publicly available reports filed on February 16, 2010 with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934. Man Group plc’s address is Sugar Quay, Lower Thames Street, London, EC3R 6DU, United Kingdom. Man Group plc is the beneficial owner of all Common Stock owned of record by Man Group UK Limited, a wholly-owned subsidiary of Man Group plc. Man Group plc is managed, and its investment decisions are made, by its board of directors and is a public company listed on the London Stock Exchange. More recently, based on a Form 4 report filed on May 28, 2010, we understand that Man Group has terminated the VFS Agreement and sold its entire beneficial interest in our common stock.

(2)	FMR LLC’s address is 82 Devonshire Street, Boston, MA 02109. FMR LLC is a Delaware limited liability company and may be deemed the beneficial owner of all of the shares. This information is based on a Schedule 13G filed on February 16, 2010 with the SEC pursuant to Section 13 of the Exchange Act.

(3)	The J.C. Flowers Group’s address is c/o J.C. Flowers & Co. LLC, 717 Fifth Avenue, 26th Floor, New York, New York. The J.C. Flowers Group collectively owns 1,500,000 Series A Shares, which are generally convertible at the option of the Group into 12,000,000 shares of Common Stock. The J.C. Flowers Group includes : JCF MFG Holdco LLC (“JCF MFG Holdco”), JCF Fund II, J.C. Flowers II-A L.P. (“JCF Fund II-A”), J.C. Flowers II-B L.P. (“JCF Fund II-B”), and Financial Service Opportunities L.P. (“FSO”, and together with JCF Fund II, JCF Fund II-A and JCF Fund II-B, the “JCF Funds”). Each of (a) JCF Associates II L.P., as the general partner of JCF Fund II and JCF Fund II-B, (b) JCF Associated II Ltd., as the general partner of JCF II L.P. (“JCF II Ltd.”), (c) JCF Associates II-A L.P., as the general partner of JCF Fund II-A, (d) JCF Associates II-A LLC, as the general partner of JCF II-A L.P., (e) FSO GP L.P., as the general partner of FSO, (f) FSP GP Ltd., as the general partner of FSO L.P. and (g) Mr. J. Christopher Flowers, as the sole director of JCF Associates II Ltd and FSO GP Ltd. and the sole managing member of JCF II-A LLC, may be deemed to share beneficial ownership of, or to hold shared voting or dispositive rights with respect to, the Series A Shares. However, each of the parties listed in the foregoing clauses (a) through (g), as well as JCF MFG Holdco LLC, expressly disclaims beneficial ownership of such shares except to the extent of any indirect pecuniary interest therein. On February 3, 2010, we entered into a Transfer Agreement with JCF Fund II, whereby the JCF Funds transferred their ownership interest in the Series A Shares to JCF MFG Holdco LLC (“JCF LLC”), and JCF LLC agreed to be bound by certain terms and conditions of the investment agreement between the Company and JCF Fund II. For this purpose, the term “controlled affiliate” means a controlled affiliate of J.C. Flowers, of which JCF Fund II is a controlled affiliate. This information is based on a Schedule 13D filed on July 28, 2008 with the SEC pursuant to Section 13 of the Exchange Act, as amended by a Schedule 13D/A filed on February 16, 2010. To determine ownership percentage, we used 159,793,154 shares as the divisor.

(4)	Cadian Capital Management, LLC’s address is 461 Fifth Avenue, 24th Floor, New York, New York 10017. Cadian Capital Management, LLC is a Delaware limited liability company that beneficially owns our Common Stock. This information is based on a Schedule 13G/A filed on February 16, 2010 with the SEC pursuant to Section 13 of the Exchange Act.

(5)	Columbia Wagner Asset Management LP’s address is 227 West Monroe Street, Suite 3000, Chicago, IL 60606. Columbia Wagner Asset Management LP is a Delaware limited partnership and an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E). This information is based on a Schedule 13G/A filed on February 11, 2010 with the SEC pursuant to Section 13 of the Exchange Act.

(6)	Guardian Life Insurance Company of America’s address is c/o RS Investment Management Co. LLC, 388 Market Street, Suite 1700, San Francisco, CA 94111. Guardian Life Insurance Company of America is a New York mutual life insurance company that beneficially owns our Common Stock. This information is based on a Schedule 13G filed on February 11, 2010 with the SEC pursuant to Section 13 of the Exchange Act.

(7)	Of these shares, 9,542 represent restricted shares of Common Stock that Mr. Bolger is deemed to beneficially own pursuant to his election to receive his pro rated $250,000 annual director fee in the form of Common Stock. Mr. Bolger has voting rights, but not dispositive rights with respect to these shares. The balance of the Common Stock is owned by the director and is not subject to any restrictions.

(8)	Of these shares, 100,000 represent restricted shares of Common Stock Ms. Carnwath is deemed to beneficially own following her initial award of restricted Common Stock granted in connection with our initial public offering. Ms. Carnwath has voting rights, but not dispositive rights, with respect to these shares. These shares of restricted Common Stock will vest in full on July 18, 2010, subject to Ms. Carnwath’s continued service as a member of our Board of Directors. The balance of the Common Stock is owned by the director and is not subject to any restrictions.

(9)	Includes vested stock options representing the right to purchase 83,334 shares of Common Stock, subject to the terms and conditions of our Amended and Restated 2007 Long Term Incentive Plan. The balance of the Common Stock is owned by Mr. Dan and is not subject to any restrictions. Mr. Dan’s beneficial ownership information is provided as of May 16, 2010, the effective date of his termination as an employee of the Company.

(10)	Includes stock options that will vest within the next 60 days representing the right to purchase 116,486 shares of Common Stock and 22,147 restricted stock units that will vest in the next 60 days, in each case subject to the terms and conditions of our Amended and Restated 2007 Long Term Incentive Plan. Also includes 500 shares of Common Stock owned by the executive’s spouse. The balance of the Common Stock is owned by Ms. Ferber and is not subject to any restrictions.

(11)	Of these shares, 1,874 represent shares of restricted Common Stock that Ms. Fusco is deemed to beneficially own pursuant to her election to receive her $250,000 annual director fee in the form of Common Stock. Ms. Fusco has voting rights, but not dispositive rights with respect to these shares. The balance of the Common Stock is owned by the director and is not subject to any restrictions.

(12)	Of these shares, 3,181 represent shares of restricted Common Stock that Mr. Gelber is deemed to beneficially own pursuant to his election to receive his pro rated $250,000 annual director fee in the form of Common Stock. Mr. Gelber has voting rights, but not dispositive rights with respect to these shares. The balance of the Common Stock is owned by the director and is not subject to any restrictions.

(13)	Of these shares, 2,811 represent shares of restricted Common Stock that Mr. Goldberg is deemed to beneficially own pursuant to his election to receive a portion of his $250,000 annual director fee in the form of Common Stock. Mr. Goldberg has voting rights, but not dispositive rights with respect to these shares. The balance of the Common Stock is owned by the director and is not subject to any restrictions.

(14)	Includes stock options that will vest within the next 60 days representing the right to purchase 56,307 shares of Common Stock and 56,307 restricted stock units that will vest within the next 60 days, in each case subject to the terms and conditions of our Amended and Restated 2007 Long Term Incentive Plan.

(15)	Includes stock options that will vest within the next 60 days representing the right to purchase 46,697 shares of Common Stock and 63,363 restricted stock units that will vest within the next 60 days, as well as vested stock options representing the right to purchase 33,333 shares of Common Stock, in each case subject to the terms and conditions of our Amended and Restated 2007 Long Term Incentive Plan.

(16)	Mr. Schamis is an employee of J.C. Flowers & Co. LLC, which acts as an investment advisor to the JCF Funds, and the owner of indirect minority interests in such funds. However, Mr. Schamis does not have any voting or dispositive rights with respect to the Series A Shares held by the JCF Funds and disclaims beneficial ownership thereof except to the extent of any indirect pecuniary interest therein. To determine ownership percentage, we used 159,793,154 shares as the divisor. Mr. Schamis directly owns 20,000 shares of our common stock, and these shares are not subject to any restrictions.

(17)	Of these shares, 1,874 represent shares of restricted Common Stock that Mr. Sloan is deemed to beneficially own pursuant to his election to receive a portion of his $250,000 annual director fee in the form of Common Stock. Mr. Sloan has voting rights, but not dispositive rights with respect to these shares. The balance of the Common Stock is owned by the director and is not subject to any restrictions.

(18)	For the avoidance of doubt, this group excludes Mr. Dan. To determine ownership percentage, we used 159,793,154 shares as the divisor.